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                                                                   EXHIBIT 10.13
                                LEASE ASSIGNMENT


         THIS LEASE ASSIGNMENT (this "Assignment") is dated November 17, 1997 for reference purposes only and is made by and between Informix Corporation, a Delaware corporation ("Assignor") and McAfee Associates, Inc., a Delaware corporation ("Assignee"), who agree as follows:

         1. Definitions: Except as otherwise specifically indicated in this Assignment, a term which is capitalized shall have the meaning ascribed to it by the Lease, and the following terms shall have the following meanings:

            Landlord shall mean Birk S. McCandless, LLC, a California limited liability company.

            Lease shall mean that Lease by and between Landlord and Assignor dated November 22, 1996, affecting certain real property commonly known as McCandless Towers Two, 3965 Freedom Circle, Santa Clara, California.

            Lender shall mean Guaranty Federal Bank, F.S.B., a federal savings bank.

            Memorandum of Lease shall mean that Memorandum of Lease by and between Landlord and Assignor dated November 22, 1996, recorded in the Official Records of Santa Clara County on December 18, 1996 as Instrument No. 13555660.

            SNDA shall mean that Subordination, Nondisturbance and Attornment Agreement by and between Lender, Landlord and Assignor dated December 18, 1996 recorded in the Official Records of Santa Clara County on December 18, 1996 as Instrument No. 13555662.

            Security Agreement shall mean that Security Agreement by and between Landlord, as secured party, and Assignor, as debtor dated December 18, 1996.

            Financing Statement shall mean that UCC-1 Financing Statement made by Assignor, as debtor, for the benefit of Landlord, as secured party, dated December 18, 1996, filed with the California Secretary of State.

            Notice of Security Interest shall mean that Notice of Security Interest in Deposit Account, by and among Landlord, Assignor and Lender dated December 18, 1996.

            Time Deposit Agreement shall mean that Time Deposit Agreement made by Assignor for the benefit of Union Bank of California, N.A., dated December 12, 1996.



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                  Addendum shall mean that Addendum made by and between Union
Bank, Tenant, Landlord and Lender dated December 18, 1996.

                  Lease Transaction Documents shall refer to the Lease, Memorandum of Lease, SNDA, Security Agreement, Financing Statement, Notice of Security Interest, Time Deposit Agreement and Addendum.

                  Execution Date shall mean the date upon which both Assignee and Assignor have caused this Assignment to be executed and delivered to each other (subject to the provisions regarding satisfaction of certain conditions set forth in Section 11 hereof).

                  Consent Date shall mean the later to occur of (i) twenty-two
(22) days after the Assignor has delivered to Landlord a written request for consent to this Assignment or (ii) the date upon which the conditions set forth in Section 11 have been waived or satisfied.

                  Security Deposit shall mean the security interest in the Account described by Section 6(e) of Exhibit "D" to the Lease in the amount of $5,191,250, and evidenced and documented by the Security Agreement, Financing Statement, Notice of Security Interest, Time Deposit Agreement, and Addendum.

         2. Recitals: Assignee and Assignor have entered into this Assignment with reference to the following facts and objectives:

                  A. Landlord leased to Assignor the Premises on certain terms and conditions, all of which are set forth in the Lease Transaction Documents.

                  B. Assignor desires to assign its right, title and interest in the Lease and the other Lease Transaction Documents to Assignee, and Assignee desires to accept the assignment thereof, and to assume and agree to perform all of the obligations of Tenant under the Lease Transaction Documents arising from and after the Consent Date.

                  C. Assignor and Assignee acknowledge that the assignment represented by this Assignment is subject to the consent of Landlord and Lender, as more particularly addressed in Section 11.

         3. Assignment of Lease. Effective as of the Consent Date, Assignor hereby assigns to Assignee, and Assignee hereby accepts from Assignor, all of Assignor's right, title and interest in, under and to the Lease Transaction Documents, subject to the limitations and reservations and satisfaction of conditions contained in Sections 7 and 11 hereof.

         4. Assumption of Obligations: Effective as of the Consent Date, Assignee accepts the assignment and assumes and agrees to perform, as a direct obligation to Landlord and for the benefit of Assignor, all of the terms, conditions and obligations of the Lease Transaction

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Documents to be performed by or otherwise applicable to Assignor, subject to the limitations and reservations and satisfaction of conditions contained in Sections 7 and 11 hereof.

         5. Continuing Liability: Assignor acknowledges that notwithstanding the assignment set forth in this Assignment, Assignor shall not be released of its liability to perform its obligations under the Lease Transaction Documents unless and until Landlord agrees in writing to so release Assignor.

         6. Responsibilities Under Lease; Indemnification:

                  A. Assignor shall be responsible for payment of all rents and other payments and the performance of all obligations required under the Lease Transaction Documents to be paid or performed for any period prior to the Consent Date, including, without limitation, (i) any and all indemnity obligations of Assignor accrued with respect to facts or circumstances first occurring prior to the Consent Date; (ii) any charges due to Landlord and any amounts that Landlord may claim are due with respect to change orders approved by Landlord and Assignor prior to the Execution Date; and (iii) any amounts owed to or claimed by Landlord which relate to actions by Assignor occurring prior to the Consent Date.

                  B. Assignee shall be responsible for payment of all rents and other payments and the performance of all obligations required under the Lease Transaction Documents to be paid or performed for any period on or after the Consent Date, including, without limitation, any and all indemnity obligations of the Tenant under the Lease Transaction Documents accrued with respect to facts or circumstances first occurring on or after the Consent Date.

                  C. Assignor shall indemnify, defend, protect and hold harmless Assignee from and against any and all losses, costs, claims, liabilities and damages, including reasonable attorneys' fees (collectively, "Claims") arising from or related to (i) the Premises and/or the Lease Transaction Documents which Claims shall have accrued prior to the Consent Date, (ii) any event or condition that shall have occurred or existed on or with respect to the Lease Transaction Documents and/or the Premises prior to the Consent Date, and (iii) Assignor's breach of any of its obligations under the Lease Transaction Documents (to the extent such obligations have not been assumed by Assignee) or this Assignment (and in this regard, Assignor shall have no obligation to cure a default by Assignee of any obligation Assignee has assumed under this Assignment). Notwithstanding anything contained in this Section 6C or elsewhere in this Assignment, in the event the Lease is terminated as a result of any act, omission or other default by Assignor relating to actions, events, or circumstances first occurring prior to the Consent Date, then Assignee shall not have, and hereby waives and releases any right to claim, the right to recover from Assignor (i) damages resulting from the loss of the benefit of its bargain represented by this Assignment, and (ii) consequential and exemplary damages resulting from the termination of the Lease; provided, however, that Assignee shall retain the right to recover any out-of-pocket expenses incurred by it in connection with the transaction described by this Assignment to the extent the loss thereof is proximately caused by such termination of the Lease.

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                  D. Assignee shall indemnify, defend, protect and hold harmless
Assignor from and against any and all Claims arising from or related to (i) the Premises and/or the Lease Transaction Documents that accrue on or after the Consent Date, (ii) any event or condition that occurs or comes into existence with respect to the Lease Transaction Documents and/or the Premises on or after the Consent Date, and (iii) Assignee's breach of its obligations under the Lease Transaction Documents or this Assignment.

                  E. The consent of Landlord to this Assignment shall not be deemed a waiver of any rights and remedies of Landlord with respect to Assignor's continuing liability for the obligations of the tenant under the Lease Transaction Documents and shall not be deemed a waiver of any rights and remedies of Landlord with respect to Assignor's liability for all outstanding obligations of the tenant under the Lease Transaction Documents. The allocation of responsibility for tenant obligations under the Lease Transaction Documents as between Assignor or Assignee set forth in Sections 6A and 6B above shall not be deemed to release or limit the obligations of either such party to Landlord pursuant to the Lease Transaction Documents.

         7. Effect of the Assignment: The parties agree as follows:

                  A. Notwithstanding anything contained herein, the rights of Assignor which exist pursuant to Section 56 entitled "Option to Extend Term" of the Lease shall not be assigned or otherwise transferred to Assignee, and Assignee shall have no power to exercise such options set forth in said Section 56, unless and until Landlord enters into a written agreement with Assignor in form reasonably satisfactory to Assignor by which Landlord releases Assignor of any and all liability arising under the Lease Transaction Documents.

                  B. The parties acknowledge that the rights existing pursuant to Section 57 entitled "First Right to Purchase" of the Lease are personal to Assignor and cannot be assigned by Assignor and such rights are accordingly excluded from the scope of this Assignment.

                  C. The parties acknowledge that Landlord has exercised its option to reduce the size of the Premises pursuant to Section 58 entitled "Landlord's Restaurant Option" of the Lease, and accordingly Assignor can transfer no rights to Assignee with respect to the space so covered by such
Section 58. In addition, the rights granted to Assignor pursuant to said Section 58 are personal to Assignor, and may not be transferred by Assignor to Assignee and accordingly are excluded from the scope of this Assignment.

                  D. As more particularly set forth on Exhibit B to this Assignment, Assignor has caused a certain amount of "Tenant Caused Delay" as that term is used in Section 7 of Exhibit C and Section 8 of Exhibit D to the Lease. Notwithstanding the provisions of Section 6, Assignee agrees to bear all consequences (i) relating to the timing of the commencement of the obligation to pay rent resulting from the existence of any Tenant Caused Delay existing as of the Consent Date and the fact that Assignor has not delivered final plans for the Tenant Improvements by the required delivery date as disclosed on Exhibit B hereto, and (ii) resulting from all actions taken by

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Assignee with respect to the Shell Improvements and the development of plans for the Tenant Improvements. Assignor shall have no obligation to indemnify or compensate Assignee for the consequences described in the preceding sentence for which Assignee has agreed to be responsible.

                  E. Assignor agrees to request of Landlord a change order to direct the general contractor constructing the Shell Improvements to take such action as is necessary (including the payment of overtime charges) to achieve substantial completion of the Shell Improvements by April 1, 1997. Assignor shall use reasonable efforts to cause such change order to be approved and implemented in accordance with the procedures set forth in the Lease. Assignee agrees to pay all costs incurred by Assignor in requesting, processing, and implementing such change order (which costs are currently estimated to be approximately $114,000) in all cases, whether or not all of the conditions set forth in Section 11 hereof are satisfied or waived. Assignee shall make payment of the amount of such charges at the time Assignor is required to make payment therefor by the Lease.

                  F. Subject to the foregoing and Section 9 hereof, from and after the Consent Date, Assignee shall solely be entitled to exercise all rights, powers, privileges, options and elections and to make and give all approvals, consents, determinations, selections, designations, judgments and decisions of the "Tenant" under and with respect to the Lease Transaction Documents. Any effort by Assignor or any other party to exercise, give or make any of the foregoing shall be of no effect.

                  G. From and after the Consent Date, Assignee shall be entitled to and shall, (i) pay all rent and perform all other payment obligations pursuant to this Assignment that are due pursuant to the Lease Transaction Documents directly to Landlord, and (ii) render performance of all other obligations which have been assumed pursuant to this Assignment that are due pursuant to the Lease Transaction Document directly to Landlord.

                  H. Assignee agrees to provide the insurance and insurance certificates required of the Tenant under the Lease from and after the Consent Date, and to cause Assignor to be named as an additional insured on any policy of insurance carried by Assignee pursuant to the Lease (or which is carried by Assignee and relates to the Premises) upon which Assignee is a named insured. Assignee shall deliver to Assignor certificates of insurance, copies of policies and evidence of renewal at the same times and in the same manner that such items are required to be provided to Landlord by the Lease.

         8. Assignor Rights Upon Assignee Default:

                  A. Default: No party to this Assignment shall be in default hereunder, unless said party, and all other parties, have received written notice of such default from another party hereto, and the said default is not cured within ten (10) days following such notice; provided, however, that if the default cannot be cured within such ten (10) day period, no default shall exist, if cure of the default is commenced within said ten (10) day period and thereafter diligently

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prosecuted to completion. The foregoing shall apply only to a default under this
Assignment; a default under the Lease Transaction Documents shall be determined under the terms of the Lease Transaction Documents, and Assignee shall be in default under this Assignment if and when it is in default under any of the Lease Transaction Documents.

                  B. Assignor's Rights Upon Default: Should Assignee be in default under the terms of the Lease Transaction Document or this Assignment and should Assignee fail to cure such default within any applicable cure period (including any extension thereof granted by Landlord), or should Assignee fail to cure such default under this Assignment, within the cure period provided in this Agreement, Assignor shall have the following rights and remedies, in addition to all other rights and remedies it may have at law or in equity, to which it may resort cumulatively or alternatively:

                        (1) Right to Cure: If Assignee fails to pay any sum or perform any obligation on its part to be performed under the terms of the Lease Transaction Documents or this Assignment, Assignor may make such payment or perform such obligation without waiving or releasing Assignee from its obligations. Assignor shall be entitled (but not required) to take such action at such time as is necessary to avoid the occurrence of an event of Tenant's default under the Lease Transaction Documents. All sums paid by Assignor and all costs of such performance by Assignor, together with interest as provided in
Section 15 hereof from the date the sum is paid until repaid, shall be reimbursed by Assignee to Assignor within five (5) days following Assignor's written demand.

                        (2) Right to Terminate: Assignor may terminate this Assignment by written notice of the termination, in which event the Assignment shall terminate on the date specified in the notice. Unless the default is fully cured by Assignee, Assignor's right to terminate upon Assignee's default shall not be affected by (i) Assignee's prior exercise of any other right or remedy under this Assignment, at law, or in equity; (ii) Assignor's acceptance of any sum from Assignee, whether or not it had knowledge of Assignee's default at the time it accepted the same; and (iii) the discharge of Assignee or the further assignment of the Lease in a bankruptcy proceeding. Termination of this Assignment shall not relieve Assignee of its obligation to pay any sums then due under the terms of the Lease Transaction Documents or this Assignment or from any claim or damages resulting from Assignee's default. Upon termination of this Assignment, and without prejudice to any other remedies Assignor may have, Assignor shall have all remedies for default set forth in Article 20 of the Lease, including without limitation, the right to (i) peaceably re-enter the Premises upon voluntary surrender by Assignee; (ii) expel or remove Assignee and any other occupants from the Premises using any legal proceedings then available, including those proceedings contemplated by California Code of Civil Procedure Section 1161 et seq.; (iii) enter, repossess, use, or subject to the terms of the Lease, relet the Premises or any part thereof, for such term, at such rent, and upon such other terms and conditions as Assignor may accept; and
(iv) remove all property of Assignee from the Premises at Assignee's expense in accordance with the provisions of California Civil Code Sections 1980-1991. If and to the extent this Assignment is characterized as a sublease for purposes of determining Assignor's rights and

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remedies against Assignee, (i) Assignor shall have the remedy described in
California Civil Code Section 1951.4 (which provides that a lessor may continue a lease in effect after the lessee's breach and abandonment and recover rent as it becomes due, if the lessee has the right to sublet or assign, subject only to reasonable limitations), and (ii) Assignor shall have the right to recover damages in accordance with the provisions of California Civil Code Section 1951.2, including the right to recover the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of rental loss that Assignee proves could have been recently avoided.

                        (3) Damages on Termination: If Assignor terminates this Assignment pursuant to Section 8B(2), Assignor shall be entitled to damages for all detriment proximately caused by Assignee's failure to perform its obligations under the Lease Transaction Documents and this Assignment, or which in the ordinary course of things would be likely to result therefrom; including without limitation, all amounts paid or payable to Landlord by Assignee under the terms of the Lease Transaction Documents or on account of Assignee's default in performance thereof, and all other damages recoverable by Assignor under California law.

         9. Amendment of Lease Transaction Documents: Assignee shall not enter into any agreement that amends, modifies or changes any of the Lease Transaction Documents without Assignor's consent; provided, however, that (i) Assignor shall not unreasonably withhold its consent to any such agreement which is directly related and limited to the construction of the Shell Improvement and the Tenant Improvements pursuant to Exhibits C and D of the Lease; and (ii) Assignor shall not unreasonably withhold its consent to any other such agreement so long as it is not an agreement (a "Material Change") which affects the term of the Lease, increases the obligation of the Tenant under the Lease to pay rent or any other monetary obligation, materially increases any liability of the Tenant under the Lease, or materially and adversely changes any of the rights of the Tenant under the Lease Transaction Documents. Assignee shall have no obligation to consent to a Material Change. If Assignor requests the consent of Assignor in writing to any such agreement Assignor shall respond by granting or withholding consent in writing within fifteen (15) days after receipt of such request; provided, however, that if such agreement is not a Material Change, and if Assignor does not respond by either granting or withholding such consent in writing within said fifteen (15) day period, Assignor shall be deemed to have given its consent to such agreement that is not a Material Change. Assignee agrees to pay all reasonable attorneys' fees incurred by Assignor to review any request for approval of an agreement made by Assignee pursuant to this Section 9. Any amendment, modification or change of the Lease Transaction Documents in violation of the provisions of this Section 9 shall have no force or effect on Assignor.

         10. Prepaid Rent and Security Deposit:

                  A. The parties acknowledge that Landlord now holds the Security Deposit as security, to be applied pursuant to the provisions of the Lease Transaction Documents. Assignor releases all claims to that sum, and such sum shall be held by Landlord for the benefit of Assignee,

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subject to provisions of the Lease Transaction Documents. Assignor agrees to execute such documents as are reasonably requested by Assignee to implement the provisions of this Section 10A. Notwithstanding anything contained herein, if Landlord exercises its right to terminate the Lease as a result of this Assignment pursuant to Section 19 of the Lease, then to the extent the Landlord is obligated to return any part of the Security Deposit to the Tenant under the Lease, Assignor shall be entitled thereto.

                  B. The parties acknowledge that Landlord now holds the sum of $363,387.50 as prepaid rent, for application against the Basic Rent for the first lease month of the term, as provided in Section 4(d) entitled "First Month's Rent" of the Lease. Assignor releases all claims to such prepaid rent, and such sum shall be held by Landlord for the benefit of Assignee, subject to the provisions of the Lease Transaction Documents. The release of such amount by Assignor for the benefit of Assignee is in consideration of the agreement of Assignee to enter into this Assignment, particularly with regard to the agreement of Assignee to assume all issues related to the status of the development of plans for the Shell Improvements and the Tenant Improvements and the consequences of all existing Tenant Caused Delay resulting from the actions of Assignor.

                  C. At such time as the Security Deposit is fully disbursed to pay for Tenant Improvement Costs or to satisfy obligations of the Tenant under the Lease or is returned to Assignee pursuant to the provisions of the Lease, Assignee shall pay to Assignor an amount equal to the product of (i) $25 per square foot, times (ii) the area that the Premises is reduced by the exercise of Landlord's restaurant option pursuant to Section 58 of the Lease (expressed in square feet).

         11. Conditions: This Assignment shall not become effective unless and until each of the following conditions has been satisfied or waived, and the obligations of Assignor and Assignee under this Assignment shall be conditioned upon the satisfaction or waiver of each of the conditions stated in this paragraph. If either of the conditions stated in Section 11A or 11C is not satisfied within thirty (30) days after the Execution Date, this Assignment shall become void and neither Assignor nor Assignee shall have any further rights or obligations under this Assignment (except for the payment for change orders to the Shell Improvements described by Section 7E). If the condition stated in Section 11B is not satisfied or waived by both Assignor and Assignee within fifteen (15) days after the Execution Date, or if the condition stated in
Section 11D is not satisfied or waived by both Assignor and Assignee within five
(5) days after the Execution Date, then Assignor and Assignee shall each independently have the right to terminate this Assignment, in which event neither Assignee nor Assignor shall have any further rights or obligations under this Assignment (except for the payment for change orders to the Shell Improvements described by Section 7E). The conditions are as follows:

                  A. Landlord shall have given its unconditional written consent to this Assignment to the extent and in the form required by Section 19 of the Lease.


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                  B. Landlord shall have delivered to Assignor and Assignee an estoppel certificate in the form attached hereto as Exhibit "A" that is in form, content, and substance (i) reasonably satisfactory to Assignor, and (ii) reasonably satisfactory to Assignee.

                  C. Lender shall have given its unconditional written consent to this Assignment to the extent and in the form required by Section 11 of the SNDA.

                  D. The Board of Directors of Assignee and the Board of Directors of Assignor shall have each approved this Lease Assignment.

         12. Representations by Assignor: Except as otherwise set forth on Exhibit "B" to this Assignment or disclosed in writing by Assignor to Assignee prior to the Execution Date, the following representations are true and correct as of the Execution Date:

                  A. The Lease Transaction Documents constitute the only agreements between Landlord and Assignor with respect to the Premises and the Lease.

                  B. The Lease Transaction Documents are in full force and effect, and neither Landlord nor Assignor has any set-off, claim, or defense to the enforcement of the Lease Transaction Documents.

                  C. A true, correct and complete copy of the Lease Transaction Documents is attached to this Assignment as Exhibit "C".

                  D. Neither Landlord nor Assignor is in default in the performance of its respective obligations under the Lease Transaction Documents; and no notice of default has been given to either Landlord or Assignor by the other party with respect to any claimed default under the Lease Transaction Documents.

         13. Tenant Improvement Design Documents: Assignor has entered into an agreement with Interior Architects, Inc. to design the tenant improvements to be constructed pursuant to Exhibit "D" of the Lease. Effective as of the Consent Date, and subject to the consent of Interior Architects, Inc. to the extent such consent is required in order for the following to be effective, Assignor hereby assigns to Assignee all of Assignor's right, title and interest in its agreement with said architect and in all plans and specifications developed by such architect for the design of such tenant improvements, and Assignee agrees to assume and perform all of the obligations of Assignor with respect to any remaining obligations due such architect under its agreement to compensate such architect for its services; provided, however, that Assignor shall be responsible for the payment of all compensation owed such architect on account of services rendered by such architect prior to the Execution Date.

         14. Delivery of Documents: On the Consent Date, Assignor shall deliver to Assignee copies of all reports, plans and specifications, drawings, correspondence and other documents in

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Assignor's possession which relate to the development of the Premises or the
Lease Transaction Documents; provided, however, that Assignor shall have no obligation to deliver any documents that (i) are subject to the attorney-client privilege or the work-product privilege, or (ii) relate to offers made or received by Assignor relating to proposed assignments or subleasings of the Premises, including any correspondence or communications which relate thereto.

         15. Default Interest: If any amount becomes due by Assignee to Assignor or by Assignor to Assignee, pursuant to the terms of this Assignment and such amount is not paid when due, then the party who owes such amount shall also pay interest at the rate of seven percent (7%) in excess of the discount rate established by the Federal Reserve Bank of San Francisco as it may be adjusted from time to time, not to exceed the maximum interest rate (if any) for such obligation that is permitted by applicable law.

         16. Estoppel Certificates and Financial Statements: At any time during the term of the Lease, Assignee shall, following any request by Assignor, promptly execute and deliver to Assignor within fifteen (15) days following delivery of a request therefore an estoppel certificate: (i) certifying that the Lease Transaction Documents are unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that the Lease Transaction Documents, as so modified, are in full force and effect; (ii) stating the date to which the rent and other charges are paid in advance, if any; (iii) acknowledging that there are not, to Assignee's knowledge, any uncured defaults on the part of Assignee or Landlord under the Lease Transaction Documents or, if there are uncured defaults, specifying the nature of such defaults; and (iv) certifying such other information about the Lease Transaction Documents as may be reasonably required by Assignor. At any time during the term of the Lease, Assignee shall, upon 15 days prior written notice from Assignor, provide Assignee's most recent financial statement and financial statements covering the 24-month period prior to the date of such most recent financial statement, which statement shall be prepared in accordance with generally accepted accounting principals and, if such is the normal practice of Assignee, shall be audited by an independent certified public accountant.

         17. Miscellaneous: Should any provision of this Assignment prove to be invalid or illegal, such invalidity or illegality shall in no way effect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to every performance of the provision of this Assignment in which time of performance is a factor. The captions used in this Assignment are for convenience only, and shall not be considered in the construction or interpretation of any provision hereof. The language in all parts of this Assignment shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Assignor or Assignee, both of whom were represented by counsel in connection with the negotiation and preparation of this Assignment. The terms "shall", "will", and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Assignment, it shall do so at its sole cost and expense without right of reimbursement from the other party unless a provision of this Assignment expressly requires reimbursement.

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         18. Brokerage Commissions: Each party hereto (i) represents to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finders' fees which would be earned or due and payable by reason of the execution of this Assignment except to Cooper/Brady (representing Assignee) and Cushman & Wakefield of California, Inc. (representing Assignor), and (ii) agrees to indemnify, defend and hold harmless the other party from any claim for any such commission or fees which result from the actions of the indemnifying party. Assignor shall be responsible for the payment of any the commission owed to Cushman & Wakefield of California, Inc., pursuant to the separate written commission agreement between Assignor and such broker for the payment of a commission as a result of the execution of this Assignment, and then only to the extent of the obligations set forth in such written agreement.

         19. Notices:

                  A. Assignor agrees that Assignor shall promptly deliver to Assignee copies of all notices, demands and other written communications from Assignor to Landlord with respect to the Lease. Assignee agrees that Assignee shall promptly deliver to Assignor copies of all notices of default and any other formal notice regarding a material matter sent or received by Assignee with respect to the Lease Transaction Documents, and Assignor shall have the right to review at Assignee's offices located at the Premises (or at another location selected by Assignee in Santa Clara County) copies of all notices, demands and other written communications from Assignee to Landlord or from Landlord to Assignee or which in any way relate to the Lease Transaction Documents during the term of the Lease, excluding written documents covered by the attorney-client privilege or the work-product privilege.

                  B. Throughout the term of the Lease, to the extent it has the power to do so, Assignee shall cause notices that are to be sent to the Tenant under the Lease Transaction Documents to be sent to both Assignor and Assignee at the same time by the same means of delivery, to the addresses set forth in
Section 19B below (as it may be changed from time to time), including, without limitation, notices to be sent pursuant to Section 38 entitled "Notices" of the Lease and notices to be sent pursuant to Section 13 entitled "Notice" of the SNDA.

                  C. Except for legal process which may also be served as provided by law or as provided herein, all notices, demands, requests, consents and other communications ("Notices") which may be given or are required to be given by either party under this Assignment to the other shall be in writing and shall be deemed given to and received by the party intended to receive such Notice (i) when hand delivered, (ii) on the date on which the United States Post Office certifies delivery or refusal to accept delivery of such Notice shall have been deposited, postage prepaid, to the United States mail, certified return receipt requested, properly addressed to the address specified herein, or
(iii) on the date of delivery sent to the address specified herein by reputable overnight courier (e.g., Federal Express or other comparable service), as evidenced by such courier's records. All such Notices from Assignee to Assignor shall be served or addressed to Assignor at care of Informix Software, Inc., 4100 Bohannon Drive, Menlo Park, CA 94025,

Attention: Mr. Clive Merredew. All such Notices by Assignor to Assignee shall be sent to McAfee Associates, Inc. at its offices at 2805 Bowers Avenue, Santa Clara, California 95051, Attention: Evan Collins, Controller. Either party may change its address by notifying the other of such change.

         20. Entire Agreement: This Assignment constitutes the entire Agreement between Assignor and Assignee, and there are no binding agreements or representations between the parties except as expressed herein. Assignee acknowledges that neither Assignor nor any party acting on behalf of Assignor has made any legally binding representation as to any matter except those expressly set forth herein, and Assignee agrees that it may not reasonably rely on any representation made by, or purportedly made by, Assignor or any party acting on behalf of Assignor unless such representation is expressly set forth in this Assignment. There are no oral agreements between Assignor and Assignee affecting this Assignment, and this Assignment supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between Assignor and Assignee with respect to the subject matter of this Assignment. This Assignment shall not be legally binding until it is executed by both Assignor and Assignee. No subsequent change or addition to this Assignment shall be binding unless in writing and signed by Assignor and Assignee.

         21. Successors and Assigns: This Assignment shall be binding on and inure to the benefit of the parties hereto, their successors in interest and assigns. Notwithstanding anything contained in this Assignment or in the Lease, neither this Assignment, nor any interest in the Lease Transaction Documents may be assigned, subleased, mortgaged, pledged, or encumbered by Assignee without the prior written consent of Assignor, which consent shall not be unreasonably withheld. In connection with any such assignment or other transfer, (i) Assignor may condition its consent upon the requirement that the Assignee or Transferee assume all of Assignee's obligations under this Assignment, and (ii) Assignee shall not be released from its obligations under this Assignment. Assignor acknowledges that Assignee is in the process of engaging in a merger with Network General, that Assignee will be the surviving corporation upon consummation of the merger, and that the name of Assignee will be changed to Network Associates, Inc., a Delaware corporation, and that Assignor's consent to such merger transaction is not required because Assignee will be the survivor in such merger transaction.

         22. Counterparts: For the convenience of the parties, this Assignment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         23. Governing Law: This Assignment shall be governed by and construed in accordance with the laws of the State of California.

         24. Further Assurances: Assignor shall from time to time execute and deliver such additional documents and take such additional action as Assignee may reasonably request to carry out the purposes of this Assignment, all at no cost to Assignor.

         25. Attorneys' Fees: If there is any legal action or proceeding between the parties arising from or based upon this assignment, the unsuccessful party or parties to such action or proceedings shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and disbursements incurred by the prevailing party in such action or proceeding and in any appeal in connection therewith, and such costs, expenses, attorneys' fees and disbursements shall be included in and as part of such judgment.

         26. Authority: Each party hereto represents and warrants to the other parties that (i) the person or persons executing this Assignment on behalf of such party is duly authorized to execute this Assignment on behalf of such party, and (ii) such party has the right, power and authority to execute and deliver this document to the other parties and to perform its obligations as set forth herein.

         27. Amendment of Memorandum: At the request of either party hereto, at any time after the Consent Date each party shall execute and cause to be acknowledged an amendment to the Memorandum of Lease which amendment shall be recorded in the Official Records of Santa Clara County and shall evidence the fact of the assignment implemented pursuant to this Assignment, which amendment shall be in form and substance reasonably satisfactory to Assignee and Assignor.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment to be effective as of the Execution Date.

                          ASSIGNOR: INFORMIX CORPORATION,
                                    a Delaware corporation



                                    By /s/ Signature
                                      ------------------------------------------
                                    Printed Name:
                                                --------------------------------
                                    Title:
                                          --------------------------------------

                           ASSIGNEE: McAFEE ASSOCIATES, INC.,
                                     a Delaware corporation

                                    By /s/ Signature
                                      ------------------------------------------
                                    Printed Name:
                                                --------------------------------
                                    Title:
                                          --------------------------------------

                               CONSENT OF LANDLORD


         Birk S. McCandless, LLC, a California limited liability company, the Landlord under the Lease and a party to the Lease Transaction Documents to which Landlord is a party for the benefit of both Assignee and Assignor, consents to the above-described Assignment by Assignor to Assignee, and the acceptance and assumption by Assignee, with respect to rights, duties and obligations under the Lease Transaction Documents.

                                    BIRK S. McCANDLESS, LLC,
                                    a California limited liability company


                                    By  /s/ Birk S. McCandless
                                       -----------------------------------------
                                       BIRK S. McCANDLESS, its Managing Member